Exhibit 99.1

Metabolix, Inc. Closes $25 Million Private Placement

Cambridge, Massachusetts, August  25, 2014 — Metabolix, Inc. (NASDAQ: MBLX),  an advanced biomaterials company focused on sustainable solutions for the plastics and chemicals industries, today announced that it closed its previously announced private placement of $25 million of Company securities. Participants in the private placement include Jack W. Schuler, Oracle Investment Management, Inc., Birchview Capital, certain members of the Company’s Board of Directors and executive management team and other investors.

Proceeds from this transaction will be used to continue executing the Company’s business plan, including its efforts to secure intermediate production capacity, build relationships with key customers and intensify the Company’s focus on application and product development for Metabolix PHA specialty biopolymers.

“We are pleased to have completed this transaction as it is an important first step in our financing plan,” said Joseph Shaulson, President and Chief Executive Officer. “With this new capital, we intend to continue pursuing manufacturing, commercial and technical initiatives that are integral to building a successful specialty materials business based on PHA biopolymers.”

About Metabolix

Metabolix, Inc. is an advanced biomaterials company focused on sustainable solutions for the plastics and chemicals industries. The Company is developing and commercializing a family of high-performance biopolymers targeted at applications for performance additives that can improve performance and/or reduce cost in other material systems such as PVC, PLA and coated paper. Metabolix also is developing platforms for biobased chemicals based on its novel “FAST” recovery process and for co-producing plastics, chemicals and energy from crops. Metabolix has established an industry-leading intellectual property portfolio that, together with its knowledge of advanced industrial practice, provides a foundation for industry collaborations.

For more information, please visit www.metabolix.com.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and

Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding expectations for executing its business and financing plan, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix’s filings with the Securities and Exchange Commission. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

(MBLX-G)

Metabolix Contact:

Lynne H. Brum, 617-682-4693, LBrum@metabolix.com